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                                                                   EXHIBIT 10.13

                             TENNECO AUTOMOTIVE INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                     PURPOSE

         The Plan is maintained by Tenneco Inc., a Delaware corporation to be renamed Tenneco Automotive Inc. (the "Company"), as an unfunded plan for the purpose of providing retirement benefits with respect to certain employees that are equal to retirement benefits lost under its qualified defined benefit pension plan for salaried employees (the "Retirement Plan") as a result of the imposition of the limitations contained in the Internal Revenue Code of 1986, as amended (the "Code"). The portion of the Plan that provides for benefits limited by Code Section 415 is maintained as an "excess benefit plan" as described in
Section 3(36) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). The other benefits provided for under the Plan are only available to a "select group of management or highly compensated employees" as determined by the Compensation / Nominating / Governance Committee of the Board of Directors of the Company (the "Committee"), and the portion of the Plan providing such benefits is intended to satisfy the ERISA exemption requirements for a plan limited to such a group. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Retirement Plan.

                                    THE PLAN

1.       Effective Date

         The Plan as set forth herein is effective immediately following completion of the distribution of the stock of Tenneco Packaging Inc., to be renamed Pactiv Corporation ("Packaging"), to the shareholders of the Company (the "Distribution Date"). The benefit entitlement, if any, under the Tenneco Inc. Supplemental Employee Retirement Plan (the "Former Plan") of any person who separated from service prior to that date shall be governed by the provisions of the Former Plan as it was in effect from time to time prior to that date, and liability for such benefit has been allocated under the Human Resources Agreement entered into between the Company and Packaging as of November 4, 1999.

2.       Eligibility

         An employee shall be a "Participant" in this Plan if the employee is a participant in the Retirement Plan or is provided a benefit under Section 11 hereof.

3.       Amount of Benefit

         The benefit payable under this Plan to a Participant, or to the Participant's Eligible Spouse, Eligible Child(ren), joint annuitant or other beneficiary(ies), all as determined under the provisions of the Retirement Plan, shall equal the excess, if any, of (a) over (b) where:

                  (a) is the benefit that would be paid under the Retirement Plan if the provisions of the Retirement Plan were administered without regard to the limitations imposed by the Code and, only with respect to Participants who, at any time, were
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         participants in the Company's Executive Incentive Compensation Plan
         (the "EICP"), if Final Average Compensation, as computed under the Retirement Plan, were determined on the basis of compensation paid during the three calendar years (of the five calendar year period ending no later than the calendar year immediately preceding his or her termination or retirement) for which such compensation is the highest, and increased by the quotient of (i) the total of the cash bonuses, as defined below, paid to the Participant in the three calendar years (during the same five calendar year period ending no later than the calendar year immediately preceding his or her termination or retirement) for which such total is the highest, divided by (ii) three or such lesser number of calendar years
         (included in such period) in which such bonuses were paid to the Participant; provided, that the calendar year including his or her termination or retirement shall be included if such event follows the payment of regular bonuses for that year; and provided, that bonuses and salary, respectively, deferred at the election of the Participant shall be counted only in the year that they would have been paid absent such election, and provided further, that the foregoing language shall be applied to count bonuses which relate to a calendar year as paid in that year, for example, 2000 bonuses will be counted in 2000 notwithstanding the fact that they are actually paid in 2001; and

                  (b) is the benefit that is payable under the Retirement Plan.

         Notwithstanding the foregoing, if, except as otherwise provided in writing, an employee is granted credit for purposes of benefit accrual under the Retirement Plan for service rendered prior to the time that the employee became a participant in the Retirement Plan, such employee shall be credited with such service under this Plan only if and to the extent determined by the Committee. Unless otherwise provided in writing, no benefit shall be payable under the Plan unless a benefit also is payable under the Retirement Plan, except that benefits accrued hereunder as of the effective date are treated as fully vested and nonforfeitable to the extent provided in the HR Agreement.

         Cash bonus means only cash bonuses paid under the EICP and other cash bonuses as the Committee determines.

4.       Form of Benefit

         Any benefit under this Plan shall be paid in the same form and manner as the benefit payments made to, or with respect to, the Participant under the Retirement Plan. Notwithstanding the preceding sentence, no benefit is payable hereunder prior to 60 days after the Participant has separated from service, unless the Committee so determines. Prior to the commencement of benefits but, in no event later than 24 months after the Participant has separated from service, and only with respect to a Participant who at any time was a participant in the EICP (or a beneficiary of such a Participant), such Participant or beneficiary may elect, but only with the approval of the Committee, to receive payment of such benefit in the form of a lump sum or annuity, provided that in cases where a Participant has chosen a lump sum and the exact amount of a Participant's benefit cannot be determined by the date elected for payment, a preliminary lump sum shall be paid with respect to amounts that can be clearly ascertained then,

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with the remainder to be issued in a subsequent lump sum when that amount is exactly determined by the Committee or its delegee. In addition, with respect to all Plan Participants, if the benefit payable from this Plan (expressed as an age 65 life annuity) would be less than $50 per month, the benefit payable from this Plan automatically shall be paid as a lump sum.

         The actuarial factors set forth in the Retirement Plan shall be used to compute benefits hereunder, provided that, for purposes of any lump sum payment that may be payable under the Plan, the interest rate used shall be the annual rate of interest on 30-year Treasury securities as specified by the IRS for the second calendar month preceding the first day of the Plan Year during which the annuity starting date occurs, and the applicable mortality table described in Rev. Rul. 95-6, 1995-1 C.B. (page 80), or in such other formal guidance as may be issued from time to time by the IRS.

5.       Unfunded Plan

         This Plan shall be maintained as an unfunded non-qualified deferred compensation plan. All benefits under this Plan shall be payable from the general assets of the Company. No person shall be entitled to receive any benefits under this Plan from the funds of the Retirement Plan.

6.       No Assignment

         No benefit under this Plan shall be assignable or alienable or subjected, by attachment or otherwise, to the claims of creditors of any person.

7.       No Guarantee of Employment

         This Plan shall not be construed to give any Participant the right to be retained in the employment of the Company or any of its affiliates.

8.       Operation and Administration

         This Plan shall be operated under the direction of and administered by the Committee.

         The Committee's decision in all matters involving the interpretation and application of this Plan shall be final and binding. The Committee shall establish a claims procedure which is consistent with the claims procedure employed under the Retirement Plan.

9.       Governing Law

         To the extent not preempted by federal law, this Plan shall be construed, administered and enforced in accordance with the laws of the State of Illinois.

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10.      Amendment and Discontinuance

         The Company reserves the right, by action of the Committee, to amend or discontinue the Plan. However, no such amendment or discontinuance shall impair or adversely affect any benefits accrued under this Plan as of the date of such action.

11.      Special Appendix

         The Company may from time to time determine to provide certain persons additional supplemental pension benefits, which may be reflected in a Special Appendix hereto or in such other document as the Company shall determine. References in a Special Appendix or such other document to the "Plan" are to this Plan.



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         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officers thereunder duly authorized, on this day and year set forth below.

                                                 TENNECO INC. (to be renamed
                                                 TENNECO AUTOMOTIVE INC.)


Date: November 4, 1999                           /s/ Richard P. Schneider
                                                 ------------------------------

                                                 By: Richard P. Schneider

                                                 Its: SVP-Global Administration



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